Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

MultiSensor AI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common stock, par value $0.0001 per share(1)	11,190,946	$ 119,966,942	S-1	333-278793	April 26, 2024
Equity	Common stock, par value $0.0001 per share(1)	9,131,250	$ 105,009,375	S-1	333-278793	April 26, 2024
Equity	Warrants to purchase common stock(1)	39,450	-	S-1	333-278793	April 26, 2024
Equity	Common stock, par value $0.0001 per share(1)	9,375,000	$ 15,205,340	S-1	333-280826	July 26, 2024

(1)	Pursuant to Rule 416(a) under the Securities Act, the registrant also registered an indeterminate number of additional shares of Class A Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.